EXHIBIT 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

MURPHY OIL CORPORATION

and

MURPHY USA INC.

Dated as of August 30, 2013

i

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ii

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Section 7.08.	No Third Party Beneficiaries	19
Section 7.09.	Headings	20
Section 7.10.	Severability	20
Section 7.11.	Schedules	20
Section 7.12.	Cooperation and Coordination	20
Section 7.13.	Withholdings	20

iii

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EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT (the “Agreement”) dated as of August 30, 2013,  between Murphy Oil Corporation, a Delaware corporation (“Murphy Oil”) and Murphy USA Inc., a Delaware corporation (“Murphy USA”).

W I T N E S S E T H  :

WHEREAS, Murphy Oil has decided to distribute the common stock of Murphy USA to the holders of Murphy Oil Common Stock, $1.00 par value, (the “Distribution”); and

WHEREAS, in furtherance of the foregoing, Murphy Oil and Murphy USA have entered into the Distribution Agreement (as defined below) and certain other agreements that will govern certain matters relating to the Distribution and the relationship of Murphy Oil and Murphy USA and their respective Subsidiaries following the Distribution; and

WHEREAS, pursuant to the Distribution Agreement, Murphy Oil and Murphy USA have agreed to enter into this Agreement for the purpose of allocating between them assets, liabilities, and responsibilities with respect to certain employee compensation and benefit plans and programs;

WHEREAS, Murphy Oil and Murphy USA have agreed that, except as otherwise specifically provided herein, the general approach and philosophy underlying this agreement is to allocate assets, liabilities and responsibilities between Murphy Oil and Murphy USA on the basis of the employment relationships in effect at the time of the Distribution;

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Distribution Agreement, the parties agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.    (a) The following terms, as used herein, shall have the meanings set forth below, provided, however, that capitalized terms used and not defined herein shall have the meanings set forth in the Distribution Agreement:

“Applicable Law” shall have the meaning set forth in the Distribution Agreement.

“Close of the Distribution Date” means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

“Code”  shall have the meaning set forth in the Distribution Agreement.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code § 4980B and ERISA §§ 601 through 608.

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“Distribution” has the meaning set forth in the recitals to this Agreement.

“Distribution Agreement” means the Separation and Distribution Agreement by and between Murphy Oil Corporation and Murphy USA Inc.,  dated as of August 30, 2013, 2013,  to which this Agreement is Exhibit A.

“Distribution Date” shall have the meaning set forth in the Distribution Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor federal labor or employment law. Reference to a specific ERISA provision also includes any proposed, temporary, or final regulation in force under that provision.

“FMLA” means the Family Leave and Medical Act of 1993, as amended.

“Immediately after the Distribution Date” means 12:00 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the day after the Distribution Date.

“Liabilities” shall have the meaning set forth in the Distribution Agreement.

“Murphy Oil Business” shall have the meaning set forth in the Distribution Agreement.

“Murphy Oil Common Stock” shall have the meaning set forth in the Distribution Agreement.

“Murphy Oil Employee” means each Person who, on the Distribution Date (a) is actively employed in the Murphy Oil Business and who is listed on the payroll records of any member of the Murphy Oil Group, (b) is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights and who was last actively employed in the Murphy Oil Business by any member of the Murphy Oil Group, (c) is an inactive or former employee and who was last actively employed in the Murphy Oil Business by any member of the Murphy Oil Group, including any former employee who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Distribution Date, and, in each case, their respective beneficiaries and dependents or (d)  is an individual set forth on Schedule 1.01(a).  Murphy Oil Employees shall not include the individuals set forth on Schedule 1.01(b).

“Murphy Oil Equity-Based Plans” means the Murphy Oil Corporation 1992 Stock Incentive Plan, 2007 Long‑Term Incentive Plan, 2012 Long‑Term Incentive Plan, 2003 Stock Plan for Non-Employee Directors, 2008 Stock Plan for Non‑Employee Directors and the 2013 Stock Plan for Non‑Employee Directors.

“Murphy Oil ERISA Affiliate” means any entity that, together with Murphy Oil and after giving effect to the Distribution, would be treated as a single employer under Section 414(b) or (c) of the Code without regard to Sections 4069 and 4212(c) of ERISA.

“Murphy Oil ESPP” means the Murphy Oil Corporation Employee Stock Purchase Plan.

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“Murphy Oil Group” shall have the meaning set forth in the Distribution Agreement.

“Murphy Oil Plans”: means the Murphy Oil Basic Life and Accidental Death and Dismemberment Plan (excluding retired life classes), the Murphy Oil Supplemental Life Plan, the Murphy Oil Occupational Life Plan, the Murphy Oil Business Travel Policy, the Murphy Oil Long Term Disability Plan, the Murphy Oil HCSAP, the Murphy Oil DCSAP, the Murphy Oil Medical Plan, the Murphy Oil Dental Plan, the Murphy Oil Vision Plan, the Thrift Plan, the Supplemental Plan, the Murphy Oil Vacation Policy for Corporate Employees, the Murphy Oil Service Awards Program, the Murphy Oil Employee Assistance Policy, the Murphy Oil Education Assistance Policy, and the Murphy Oil Occupational and Non-Occupational Illness Policy.

“Murphy USA Business” shall have the meaning set forth in the Distribution Agreement.

“Murphy USA Employee” means each Person who, on the Distribution Date, is or has at any time been employed in the Murphy USA Business who is not a Murphy Oil Employee.

“Murphy USA ERISA Affiliate” means any entity that, together with Murphy USA and after giving effect to the Distribution, would be treated as a single employer under Section 414(b) or (c) of the Code without regard to Sections 4069 and 4212(c) of ERISA.

“Murphy USA Group” shall have the meaning set forth in the Distribution Agreement.

“New Murphy USA Plans” means new, duplicate or mirror plans, policies or programs, as applicable, adopted or to be adopted by Murphy USA that correspond to the Murphy Oil Plans, with such changes therein as are necessary or appropriate to effectuate the terms of this Agreement.

“Profit Sharing Plan” means the Profit Sharing Plan for Employees of Murphy Oil Corporation.

“Retirement Plan” means the Retirement Plan for Employees of Murphy Oil Corporation.

“Specified Murphy Oil Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants including, without limitation covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or trade secrets, applicable or related, in whole or in part, to the Murphy Oil Business that are provided for, contained or set forth in the Murphy Oil Equity-Based Plans or any stock option or other award agreement issued thereunder, or pursuant to any non-competition, consulting, employment, termination, separation or severance agreement or arrangement with any Murphy USA Employee or Murphy Oil Employee and to which any member of the Murphy USA Group or the Murphy Oil Group is a party.

“Specified Murphy USA Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants including, without limitation covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or trade secrets, applicable or related, in whole or in part, to the Murphy USA Business that are provided for, contained or set forth in the Murphy Oil Equity-Based Plans or any stock option or other award agreement issued thereunder, or pursuant to any non-competition, consulting, employment, termination, separation or severance agreement or arrangement with any Murphy USA Employee or Murphy Oil Employee and to which any member of the Murphy USA Group or Murphy Oil Group is a party.

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“Supplemental Plan” means the Murphy Oil Corporation Supplemental Executive Retirement Plan.

“Tax Matters Agreement”  shall have the meaning set forth in the Distribution Agreement.

“Thrift Plan” means the Thrift Plan for Employees of Murphy Oil Corporation.

(b) Each of the following terms is defined in the Section set forth opposite such term:

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TERMS	SECTION
Employee Withholding Documents	7.13
Murphy Oil Retained Liabilities	2.01
Murphy Oil Bonus Liabilities	3.04
Murphy Oil DCSAP	5.07
Murphy Oil HCSAP	5.07
Murphy Oil Health and Welfare Liabilities	5.01
Murphy Oil Health and Welfare Plans	5.01
Murphy Oil 2012 AIP	3.04
Murphy Oil Retained Liabilities	2.01
Murphy Oil WCP Liabilities	5.06
Murphy USA Assumed Plans	3.02
Murphy USA Assumed Liabilities	2.01
Murphy USA DC Plan	4.01
Murphy USA DC Plan Liabilities	4.01
Murphy USA Health and Welfare Liabilities	5.01
Murphy USA Assumed Liabilities Murphy USA Supplemental Plan Liabilities Murphy USA WCP Liabilities New Murphy USA Health and Welfare Plans PUs	2.01 4.02 5.06 5.01 3.04
Retained Murphy Oil Retiree Health and Life Liabilities	5.02
Retained Retiree Health and Life Liabilities	5.02
Retained Supplemental Plan Liabilities	4.02
Retained Thrift Plan Liabilities	4.01
RSUs	3.04
RSUCs	3.04
Standard Procedure	7.13

ARTICLE 2
GENERAL ALLOCATION OF  LIABILITIES

Section 2.01.  Allocation of Liabilities Generally.

(a)            Subject to the terms and conditions of this Agreement, effective as of the Close of the Distribution Date, Murphy Oil hereby assumes and agrees to pay when due, honor and discharge, the following Liabilities, whether incurred before, on or after the Distribution Date (“Murphy Oil Retained Liabilities”):

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(i)            all Liabilities arising under any employment, separation or retirement agreement or arrangement to the extent applicable to any Murphy Oil Employee;

(ii)            the Murphy Oil Bonus Liabilities, Murphy Oil Deferred Compensation Liabilities, Murphy Oil WCP Liabilities,  Retained Retiree Health and Life Liabilities, Murphy Oil Health and Welfare Liabilities, Retained Supplemental Plan Liabilities, Retained Thrift Plan Liabilities and all Liabilities arising under the Murphy Oil Equity-Based Plans, the Murphy Oil ESPP and the Retirement Plan;

(iii)            all Liabilities arising under any other employee benefit plan or arrangement sponsored or maintained at any time after the Distribution Date by any of the Murphy Oil Companies to the extent applicable to any member of the Murphy Oil Group;

(iv)            all Liabilities arising under any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any Murphy Oil Employee in any employee benefit plan sponsored or maintained by any member of the Murphy Oil Group, whether relating to events occurring on, prior to or after the Close of the Distribution Date or arising by reason of the transactions contemplated by this Agreement or otherwise;

(v)            all statutory Liabilities to any Murphy Oil Employee, which arise, directly or indirectly, by reason of the transactions contemplated by this Agreement; and

(vi)            all other Liabilities attributable to actions specified to be taken by Murphy Oil under this Agreement.

(b)            Subject to the terms and conditions of this Agreement, effective as of Immediately after the Distribution Date, Murphy USA hereby assumes and agrees to pay when due, honor and discharge, the following Liabilities, whether incurred before, on or after the Distribution Date (“Murphy USA Assumed Liabilities”):

(i)   all Liabilities arising under any employment, separation or retirement agreement or arrangement to the extent applicable to any Murphy USA Employee;

(ii)   the New Murphy USA Plans, the Murphy USA Assumed Plans, Murphy USA Bonus Liabilities, Murphy USA DC Plan Liabilities, Murphy USA Health and Welfare Liabilities, Murphy USA Supplemental Plan Liabilities and the Murphy USA WCP Liabilities;

(iii)  all Liabilities arising under any other employee benefit plan or arrangement sponsored or maintained at any time after the Distribution Date by any member of the Murphy USA Group;

(iv)    all Liabilities arising under any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any Murphy USA Employee in any New Murphy USA Plan or other employee benefit plan

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sponsored or maintained by any member of the Murphy USA Group, relating to events occurring on or after the time Immediately after the Distribution Date;

(v)  all statutory Liabilities to any Murphy USA Employee which arises, directly or indirectly, by reason of the transactions contemplated by this Agreement; and

(vi)  all other Liabilities attributable to actions specified to be taken by Murphy USA under this Agreement.

Section 2.02.  Method of Settlement.  Notwithstanding anything herein to the contrary but except as set forth in Schedule 2.02, to the extent possible any transfer or assumption of Liabilities pursuant to this Article 2 shall be effected, prior to the Distribution Date or as soon thereafter as is reasonably practicable, through a corresponding adjustment in the relevant intercompany account balances of the parties hereto.

Section 2.03.  Further Assurances.

(a)    On and after the date hereof, Murphy USA will, at the reasonable request of Murphy Oil, execute, acknowledge and deliver all such endorsements, assurances, consents, assignments, transfers, conveyances, powers of attorney and other instruments and documents, and take such other actions necessary (i) to assign, transfer, convey and deliver to Murphy Oil, acting in its fiduciary capacity, all the assets to be transferred to Murphy Oil pursuant to this Agreement and (ii) to assist Murphy Oil in obtaining the consent and approval of all Governmental Authorities and other Persons required to be obtained by Murphy Oil to effect the transfer thereof and the assumption of the Murphy Oil Retained Liabilities by Murphy Oil or otherwise appropriate to carry out the transactions contemplated hereby.

(b)    On and after the date hereof, Murphy Oil will, at the reasonable request of Murphy USA, execute, acknowledge and deliver all such endorsements, assurances, consents, assignments, transfers, conveyances, powers of attorney and other instruments and documents, and take such other actions necessary (i) to assign, transfer, convey and deliver to Murphy USA, acting in its fiduciary capacity, all the assets to be transferred to Murphy USA pursuant to this Agreement, and (ii) to assist Murphy USA in obtaining the consent and approval of all Governmental Authorities and other Persons required to be obtained by Murphy USA to effect the transfer thereof and the assumption of the Murphy USA Assumed Liabilities by Murphy USA or otherwise appropriate to carry out the transactions contemplated hereby.

Section 2.04.  Assignment of Certain Rights; Non-Solicitation.

(a)    To the extent permitted by applicable law, Murphy Oil hereby assigns, to the maximum extent possible, on behalf of itself and the Murphy Oil Group, the Specified Murphy USA Rights, to Murphy USA and Murphy Oil shall take such actions to effect such assignment pursuant to Section 2.03(b) as Murphy USA may reasonably request.

(b)  To the extent permitted by applicable law, Murphy USA hereby assigns, to the maximum extent possible, on behalf of itself and the Murphy USA Group, the Specified Murphy Oil Rights, to Murphy

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Oil and Murphy USA shall take such actions to effect such assignment pursuant to Section 2.03(a) as Murphy Oil may reasonably request.

(c)  Murphy Oil and Murphy USA agree that neither party shall, without the prior written approval of the other, directly or indirectly for 12 months after the Distribution Date, solicit any employee of the other party to terminate his or her relationship with any member of the Murphy USA Group or Murphy Oil Group, respectively, provided that the foregoing shall not apply to (i) the use of an independent employment agency (so long as the agency was not directed to solicit such person) or (ii) as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the other party.

ARTICLE 3
EMPLOYEES; ASSUMPTION AND/OR ADOPTION OF PLANS; OPTION ADJUSTMENTS

Section 3.01.  Employees.  No provision of this Agreement shall require Murphy Oil or Murphy USA or any of their respective Subsidiaries to continue the employment of any of their respective employees following the Distribution Date.

Section 3.02.  Assumption by Murphy USA of Certain Plans.    Effective as of the Close of the Distribution Date, Murphy USA hereby assumes responsibility for and becomes the sponsor of, and Murphy Oil or the relevant Murphy Oil Subsidiary hereby ceases, except as otherwise provided herein, to be responsible for, or be the sponsor of, and ceases to be a “participating employer” in or to otherwise have any Liability in respect of, the Group Insurance Plan for Retail Store Managers of Murphy Oil USA, Inc., Murphy USA Inc., Limited Liability Plan, the Profit Sharing Plan and any vacation credited under the Vacation Policy for Retail Marketing Assistant Store Managers and Cashiers (Policy 05-01-08A)  (collectively, “Murphy USA Assumed Plans”).  Murphy Oil and Murphy USA agree to cooperate and take all reasonable actions necessary or appropriate to cause a change in the sponsor of any Murphy USA Assumed Plan or in the title thereof.

Section 3.03.  Adoption of Plans.

(a)            Effective as of not later than Immediately after the Distribution Date, Murphy USA or a Murphy USA Affiliate shall adopt, or cause to be adopted, the New Murphy USA Plans, provided that nothing shall prevent Murphy USA from terminating or amending such plans except to the extent precluded by Applicable Law, as would result in the loss of grandfathered status under the Patient Protection and Affordable Care Act or as otherwise provided herein.

(b)            The New Murphy USA Plans shall be, with respect to all Murphy USA Employees, in all respects the successors in interest to any corresponding Murphy Oil Plans.  With respect to Murphy USA Employees, each New Murphy USA Plan and any other benefit plan, arrangement or policy applicable after the Distribution Date for Murphy USA Employees shall provide that all service, compensation, and other benefit-affecting determinations, as of the Close of the Distribution Date, that were otherwise recognized under the corresponding Murphy Oil Plan (for periods ending on the Distribution Date) shall, as of Immediately after the Distribution Date, receive full recognition and

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credit to the extent the recognition or credit can validly be taken into account under the New Murphy USA Plan to the same extent as if those items occurred under the Murphy Oil Plans, except to the extent that duplication of benefits would result.  Murphy Oil shall provide appropriate data to Murphy USA about such past service.

Section 3.04.  Murphy Oil Equity-Based Plan Retention; Option Adjustments; Bonus Payments; Murphy Oil ESPP.

(a)      In connection with the Distribution, Murphy Oil shall retain the Murphy Oil Equity‑Based Plans and shall cause such actions to be taken under such Plans as are necessary or appropriate to reflect the Distribution as provided in this Section 3.04 (a) and (b).

(i)      In connection with the Distribution and effective as of the Distribution Date, all outstanding vested options to purchase shares of Murphy Oil Common Stock, whether held by a current or a former Murphy Oil Employee, a current or a former Murphy USA Employee or a current or former non‑employee director of Murphy Oil will be adjusted pursuant to the terms of the applicable Murphy Oil Equity-Based Plan and Applicable Law to preserve the intrinsic value of each original option grant and the ratio of the exercise price to the fair market value of Murphy Oil Common Stock on the Distribution Date.  Such adjusted options held by Murphy USA Employees will be exercisable until the earlier of two years from the Distribution Date or the stated expiration date of the grant.

(ii)    In connection with the Distribution and effective as of the Distribution Date, any outstanding unvested options to purchase Murphy Oil Common Stock which are held by Murphy Oil Employees will be adjusted as described in Section 3.04 (a)(i).    Murphy USA will replace any outstanding unvested options to purchase shares of Murphy Oil Common Stock which are held by Murphy USA Employees Immediately after the Distribution Date with long‑term incentive awards of generally equivalent value under one or more long‑term incentive plans to be adopted by Murphy USA.

(iii)  In connection with the Distribution and effective as of the Distribution Date, any outstanding unvested stock appreciation rights related to Murphy Oil Common Stock which are held by Murphy Oil Employees will be adjusted as described in Section 3.04 (a)(i).  Murphy USA will replace any outstanding unvested stock appreciation rights related to Murphy Oil Common Stock which are held by Murphy USA Employees Immediately after the Distribution Date with long-term incentive awards of generally equivalent value under one or more long‑term incentive plans to be adopted by Murphy USA.

(iv)        In connection with the Distribution and effective as of the Distribution Date, similar adjustments as provided in Section 3.04(a)(i) will be made to the Murphy Oil non‑employee director restricted stock unit awards granted under the applicable Murphy Oil Equity-Based Plan.

(v)        In connection with the Distribution and effective as of the Distribution Date, phantom stock units granted under the applicable Murphy Oil Equity-Based Plan and held by Murphy Oil Employees will be adjusted as described in Section 3.04(a)(i).

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(vi)    In connection with the Distribution and effective as of the Distribution Date, restricted stock units (“RSUs”) whether held by a current or a former Murphy Oil Employee or a current or a former Murphy USA Employee will be adjusted pursuant to the terms of the applicable Murphy Oil Equity-Based Plan and Applicable Law to preserve the intrinsic value of each original grant on the Distribution Date.  RSUs that are held by Murphy USA Employees will be prorated based on the extent to which the applicable performance goals are attained as of the Distribution Date, if at all, and will be paid out by Murphy Oil based on the number of months in the performance period ending on the Distribution Date divided by 36.  Murphy USA will replace the balance of the RSUs with long‑term incentive awards of generally equivalent value under one or more long‑term incentive plans to be adopted by Murphy USA.

(vii)  In connection with the Distribution and effective as of the Distribution Date, cash-based restricted stock units (“RSUCs”) granted under the applicable Murphy Oil Equity-Based Plan whether held by a current or a former Murphy Oil Employee or a current or a former Murphy USA Employee will be adjusted pursuant to the terms of the applicable Murphy Oil Equity-Based Plan and Applicable Law to preserve the intrinsic value of each original grant on the Distribution Date.  RSUCs that are held by Murphy USA Employees will be prorated based on the extent to which the applicable performance goals are attained as of Distribution Date, if at all, and will be paid out by Murphy Oil based on the number of months in the performance period ending on the Distribution Date divided by 36.  Murphy USA will replace the balance of the RSUCs with long‑term incentive  awards of generally equivalent value under one or more long‑term incentive plans to be adopted by Murphy USA.

(viii)In connection with the Distribution and effective as of the Distribution Date, cash based performance units (“PUs”) granted under the applicable Murphy Oil Equity-Based Plan that are held by Murphy USA Employees will be prorated based on the extent to which the applicable performance goals are attained as of Distribution Date, if at all, and will be paid out by Murphy Oil based on the number of months in the performance period ending on the Distribution Date divided by 36.    Murphy USA agrees to replace the balance of the PUs with long-term incentive awards of equivalent value under one or more long‑term incentive plans to be adopted by Murphy USA.

(b)      Murphy Oil hereby retains     Liability for all annual bonus payments to Murphy Oil Employees under the Murphy Oil Corporation 2012 Annual Incentive Plan (the “Murphy Oil 2012 AIP”) and    Liability for all 2013 calendar year bonus payments under the Murphy Oil 2012 AIP to Murphy USA Employees as determined pursuant to the Murphy 2012 AIP and the applicable award agreement (all such Liabilities, the “Murphy Oil Bonus Liabilities”).

(c)      The rights of, and continued participation in, if any, of Murphy Oil Employees and Murphy USA Employees under the Murphy Oil ESPP will be determined pursuant to the terms thereof.  For the avoidance of doubt, Murphy USA will not be under any obligation to replicate the Murphy Oil ESPP or to provide a similar benefit.

ARTICLE 4
THRIFT,  SUPPLEMENTAL AND RETIREMENT PLANS

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Section 4.01.  The Thrift Plan.

(a)      Murphy Oil shall retain all Liabilities and obligations in respect of benefits accrued by each Murphy Oil Employee under the Thrift Plan.

(b)      Effective as of not later than Immediately after the Distribution Date, Murphy USA or a  Murphy USA ERISA Affiliate shall adopt a savings plan for the benefit of Murphy USA Employees that is substantially similar to the Thrift Plan and is intended to qualify under Section 401(a) of the Code (the “Murphy USA DC Plan”).  Not later than the end of the calendar year in which the Distribution Date occurs or as soon thereafter as is reasonably practicable,  (1) Murphy Oil shall cause the Thrift Plan accounts of all Murphy USA Employees which are held by the Thrift Plan’s related trust to be transferred to the Murphy USA DC Plan and its related trust, and Murphy USA shall cause those transferred accounts, all of which shall be 100% vested as of the Distribution Date, to be accepted by the Murphy USA DC Plan and its related trust and (2) the Murphy USA DC Plan shall assume and be solely responsible for Liabilities only with respect to transferred accounts of such Murphy USA Employees (all such assumed liabilities,  “Murphy USA DC Plan Liabilities”).  Such transfer shall be in-kind, including loans, to the maximum extent practicable and shall not favor participants who are Murphy Oil Employees over participants who are Murphy USA Employees.  Any Murphy USA DC Plan fund relating to Murphy Oil Common Stock  shall be administered so as to permit transfers out of, but not additions to, such fund.

(c)      After the Distribution Date, Murphy Oil shall retain all assets and Liabilities under the Thrift Plan except as otherwise provided in Section 4.01(b) (“Retained Thrift Plan Liabilities”).

Section 4.02.  Supplemental Plan.

(a)      (i) Effective as of Immediately after the Distribution Date, all Liabilities accrued on the books and records of any member of the Murphy Oil Group or any member of the Murphy USA Group with respect to the Supplemental Plan to the extent applicable to any Murphy USA Employee, and assets allocable to such Liabilities, if any, shall be transferred to and assumed by Murphy USA, or retained by Murphy USA as the case may be, (“Murphy USA Supplemental Plan Liabilities”) under the New Murphy USA Plan that corresponds to the Supplemental Plan.

(ii)    All other Liabilities under the Supplemental Plan, and all related assets, if any, are hereby transferred to and assumed or otherwise retained by Murphy Oil (“Retained Supplemental Plan Liabilities”).

(b)      Murphy USA and Murphy Oil shall cooperate to ensure that no deferred compensation amount is distributed prematurely in respect of any Murphy Oil Employee or Murphy USA Employee.

Section 4.03.   Retirement Plan Liabilities.  Murphy Oil shall retain and remain responsible for all assets and Liabilities under the Retirement Plan accrued in respect of Murphy Oil Employees and Murphy USA Employees pursuant to the terms of the Retirement Plan.   For the avoidance of doubt, no Murphy USA Employee shall accrue any benefit after the Distribution Date under the Retirement Plan.

(NY) 14150/039/FORM 10/EXHIBITS/exhibit 10.3 EMA MurphyOil Spinco.doc

ARTICLE 5
HEALTH AND WELFARE PLANS

Section 5.01.  Assumption of Health and Welfare Plan Liabilities; General Provisions.

(a)      Effective as of Immediately after the Distribution Date and except to the extent provided in this Article 5, all Liabilities relating to claims incurred prior to, on or after the Distribution Date by each Murphy USA Employee under the “Murphy Oil Health and Welfare Plans” (designated as such on Schedule 5.01(a) hereto) shall cease to be Liabilities of the Murphy Oil Health and Welfare Plans and shall be transferred to and assumed by Murphy USA as of Immediately after the Distribution Date (“Murphy USA Health and Welfare Liabilities”) under the New Murphy USA Plans that correspond to the Murphy Oil Health and Welfare Plans (the “New Murphy USA Health and Welfare Plans”).  Murphy Oil shall retain all other Liabilities under the Murphy Oil Health and Welfare Plans (“Murphy Oil Health and Welfare Liabilities”).

(b)      Murphy USA shall cause the New Murphy USA Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Murphy USA Employees under the Murphy Oil Health and Welfare Plans as of the Distribution Date and apply such elections under the New Murphy USA Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from Murphy Oil to Murphy USA at any time before the Close of the Distribution Date shall neither constitute nor be treated as a “status change” under the New Murphy USA Health and Welfare Plans or the Murphy Oil Health and Welfare Plans.

(c)      Murphy USA shall cause the New Murphy USA Health and Welfare Plans to recognize and give credit for all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Murphy USA Employees under the Murphy Oil Health and Welfare Plans for the remainder of the year in which the Distribution Date occurs to the extent recognized under the comparable Murphy Oil Health and Welfare Plans.

(d)      Murphy USA shall provide coverage to Murphy USA Employees under the New Murphy USA Health and Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability to the extent provided under the comparable Murphy Oil Health and Welfare Plans.

(e)      Murphy USA shall cause the New Murphy USA Health and Welfare Plans to recognize and credit all service of each Murphy USA Employee recognized by the corresponding Murphy Oil Health and Welfare Plans before the Close of the Distribution Date for all purposes, including, but not limited to, severance, disability, vacation and paid time off.  On or as soon as reasonably practicable after the Distribution Date, Murphy Oil shall deliver to Murphy USA a schedule setting forth the accrued and unused vacation and paid time off for each Murphy USA Employee as of the Distribution Date, and Murphy USA shall assume and be responsible for all Liabilities therefor which, for the avoidance of doubt, shall be included in Murphy USA Health and Welfare Liabilities.

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(f)      Education or tuition reimbursement liabilities shall be the responsibility of the employer of the tuition reimbursement program participant at the time the education or tuition reimbursement request is formally submitted by the program participant in accordance with the terms and conditions of such program.

Section 5.02.  Post-retirement Health and Retired Life Insurance Benefits.  Murphy Oil shall be responsible for providing to Murphy USA Employees who are eligible to receive post-retirement medical or retired life insurance coverage under the Murphy Oil Health and Welfare Plans and retire prior to the Close of the Distribution Date and to all Murphy Oil Employees such coverage under the Murphy Oil Health and Welfare Plans (“Retained Retiree Health and Life Liabilities”), in each case pursuant to the terms of the applicable Murphy Oil Health and Welfare Plans.  Nothing shall prevent (i) Murphy Oil from amending or terminating such plans or (ii) notwithstanding Section 2.04(c) hereof, Murphy USA from actively employing any retired Murphy Oil Employees.

Section 5.03.  Effect of Change in Rates.  Murphy USA and Murphy Oil shall use their reasonable efforts to cause each of the insurance companies, HMOs, point-of-service vendors and third-party administrators providing services and benefits under the New Murphy USA Health and Welfare Plans and the Murphy Oil Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the New Murphy USA Health and Welfare Plans and the Murphy Oil Health and Welfare Plans through the expiration of the financial fee or rate guarantees in effect as of the Close of the Distribution Date under the respective contracts, policies, and agreements separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of Murphy USA and Murphy Oil, respectively.  To the extent they are not successful in such efforts, Murphy USA and Murphy Oil shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective health and welfare plans.

Section 5.04.  COBRA and HIPPA.

(a)      Murphy Oil shall be solely responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Murphy Oil Health and Welfare Plans  with respect to Murphy Oil Employees and,  with respect to Murphy USA Employees and their dependents who incur a  COBRA qualifying event other than under a Murphy USA Assumed Plan prior to the Distribution Date.

(b)      Effective as of Immediately after the Distribution Date, Murphy USA shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the New Murphy USA Health and Welfare plans with respect to Murphy USA Employees and their dependents who incur a  COBRA qualifying event i) under a Murphy USA Assumed Plan prior to the Distribution Date, and ii) in all cases on  or after the Distribution Date.

(c)      For periods before the Distribution Date, Murphy Oil shall be responsible for administering compliance with the portability requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to Murphy USA Employees and beginning not later than Immediately after the Distribution Date Murphy USA shall be responsible for filing all necessary employee change notices with respect to in accordance with applicable Murphy Oil policies and procedures.  Effective as of Immediately after the

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Distribution Date, Murphy Oil shall be solely responsible for administering compliance with such health care continuation coverage and portability requirements with respect to Murphy Oil Employees, and Murphy USA shall be solely responsible for administering compliance with such requirements with respect to Murphy USA Employees.

Section 5.05.  Leave of Absence Programs and FMLA.

(a)      Murphy USA shall be responsible for administering compliance with the Murphy USA leave of absence programs and FMLA with respect to Murphy USA Employees.

(b)      Effective as of Immediately after the Distribution Date: (i) Murphy USA shall adopt, and shall cause each member of the Murphy USA Group to adopt, leave of absence programs; (ii) Murphy USA shall honor, and shall cause each member of the Murphy USA Group to honor, all terms and conditions of leaves of absence which have been granted to any Murphy USA Employee under a Murphy Oil leave of absence program or FMLA before the Distribution Date, including such leaves that are to commence after the Distribution Date; (iii) Murphy Oil and each member of the Murphy Oil Group shall be solely responsible for administering leaves of absence and compliance with FMLA with respect to their employees; and (iv) Murphy USA and each member of the Murphy USA Group shall recognize all periods of service of each Murphy USA Employee with the Murphy Oil Group to the extent such service is recognized by Murphy Oil for the purpose of eligibility for leave entitlement under the Murphy Oil leave of absence programs and FMLA.

(c)      As soon as administratively possible and not later than the Close of the Distribution Date, Murphy Oil shall provide to Murphy USA copies of all records pertaining to the Murphy Oil leave of absence programs and FMLA with respect to all Murphy USA Employees to the extent such records have not been provided previously to Murphy USA or a member of the Murphy USA Group.

Section 5.06.  Murphy USA Workers’ Compensation Program.

(a)      (i)    Effective as of Immediately after the Distribution Date, Murphy USA shall assume, retain and be responsible for all workers’ compensation Liabilities relating to Murphy USA Employees (the “Murphy USA WCP Liabilities”).

(ii)                Effective as of Immediately after the Distribution Date, Murphy Oil shall assume, retain and be responsible for all workers compensation Liabilities relating to Murphy Oil Employees (“Murphy Oil WCP Liabilities”).

(iii)              For the avoidance of doubt, workers’ compensation Liabilities in respect of any current or former employee shall be the responsibility of such employee’s employer on the Distribution Date or, in the case of former employees, any such former employee’s last employer prior to the Distribution Date.

(b)      Murphy Oil and Murphy USA shall cooperate with respect to the issuance of new, or transfer of, existing workers’ compensation policies and licenses.

Section 5.07.  Flexible Benefit Plans.

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(a)      To the extent any Murphy USA Employee contributed to an account under the Murphy Oil Health Care Spending Account Plan (“Murphy Oil HCSAP”) during the calendar year that includes the Distribution Date, effective as of Immediately after the Distribution Date Murphy Oil shall transfer to the corresponding New Murphy USA Health and Welfare Plan the account balances of such Murphy USA Employees for such calendar year under the Murphy Oil HCSAP, regardless of whether the account balance is positive or negative.

(b)      To the extent any Murphy USA Employee contributed to the Murphy Oil Dependent Care Spending Account Plan (“Murphy Oil DCSAP”) during the calendar year that includes the Distribution Date, effective as of Immediately after the Distribution Date, Murphy Oil shall transfer to the corresponding New Murphy USA Health and Welfare Plan the account balances of such Murphy USA Employees for such calendar year in the Murphy Oil DCSAP Plan, regardless of whether the account balance is positive or negative.

Section 5.08.  Application of Article 5 to the Murphy Oil Group.  Any reference in this Article 5 to “Murphy USA” shall include a reference to the Murphy USA Group when and to the extent Murphy USA has caused a member of the Murphy USA Group to (a) become a party to a  vendor contract, group insurance contract, or HMO letter agreement associated with a New Murphy USA Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more New Murphy USA Health and Welfare Plans, (c) assume all or a portion of the Liabilities or administrative responsibilities for benefits which arose before the Distribution Date under a Murphy Oil Health and Welfare Plan and which were expressly assumed by Murphy USA pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other Liability or fulfill any other responsibility that Murphy USA would otherwise be required to take under the terms of this Article 5, unless it is clear from the context that the particular reference is not intended to include a member of the Murphy USA Group. In all such instances in which a reference in this Article 5 to “Murphy USA” includes a reference to a member of the Murphy USA Group,  Murphy USA shall be responsible to Murphy Oil for ensuring that the member of the Murphy USA Group complies with the applicable terms of this Agreement.

ARTICLE 6
INDEMNIFICATION

With respect to indemnification, the parties hereto agree as set forth in the Distribution Agreement.

ARTICLE 7
GENERAL PROVISIONS

Section 7.01.   Notices.  Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, or mail, to the following addresses:

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If to Murphy Oil, to:
Murphy Oil Corporation 200 Peach Street P.O. Box 7000 El Dorado, Arkansas 71731-7000 Attn: Walter Compton Facsimile: (870) 864-6220
With a copy to:
Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attn: William L. Taylor, Esq. Facsimile: (212) 701-5800
If to Murphy USA, to:
Murphy USA Inc. 200 Peach Street P.O. Box 7300 El Dorado, Arkansas 71731-7300 Attn: John A. Moore Facsimile: (870) 881-6893

or to such other addresses or telecopy numbers as may be specified by like notice to the other party.  All such notices, requests and other communications shall be deemed given, (a) when delivered in person or by courier or a courier services, (b) if sent by facsimile transmission (receipt confirmed) on a business day prior to 5 p.m. in the place of receipt, on the date of transmission (or, if sent after 5 p.m. or on a day other than a business day, on the following business day) or (c) if mailed by certified mail (return receipt requested), on the date specified on the return receipt.

Section 7.02.  Amendments; No Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Murphy Oil and Murphy USA, or in the case of a waiver, by the party against whom the waiver is to be effective.

(a)      No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise

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thereof or the exercise of any other right, power or privilege.   The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.03.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 7.04.   Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of laws rules thereof.

Section 7.05.   Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.06.  Entire Agreement; No Change in Control or Severance Event.

(a)      This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto or any member of their Group with respect to the transactions contemplated by this Agreement.  To the extent that the provisions of this Agreement are inconsistent with the provisions of the Tax Matters Agreement, the provisions of the Tax Matters Agreement shall prevail.

(b)      Neither the Distribution nor the consummation of the transactions contemplated herein or under the Distribution Agreement shall constitute a change in control for purposes of, or trigger or otherwise give rise to any severance obligations or entitlements under, any Murphy Oil or Murphy USA  plan, program, agreement or arrangement.

Section 7.07.   Dispute Resolution.  Any dispute hereunder or with respect to the rights, duties and Liabilities of the parties hereto shall be resolved pursuant to the applicable provisions, including Article 8, of the Distribution Agreement.

Section 7.08.   No Third Party Beneficiaries.  Nothing contained in this Agreement is intended to constitute an amendment to any plan or arrangement governed by ERISA, or to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

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Section 7.09.   Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.10.   Severability.  If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.11.  Schedules.  Murphy Oil and Murphy USA shall cooperate and mutually agree on each of the schedules to this Agreement.  Murphy Oil and Murphy USA shall have the right to amend or supplement the information set forth in any schedule hereto from time to time until two business days prior to the Distribution Date.

Section 7.12.  Cooperation and Coordination.  The parties agree to share, and furnish each other with, such information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated hereby, and to coordinate, in advance, the time, form and content of communications to current and former employees of the parties relating to such transactions.

Section 7.13.   Withholdings.   To the extent consistent with the terms of the Tax Matters Agreement, the party that is responsible for making a payment hereunder shall be responsible for making the appropriate withholdings, if any, attributable to such payments.

(a)      Murphy Oil and Murphy USA agree to comply with the Standard Procedure described in Section 4 of Revenue Procedure 2004-53, 2004-2 C.B. 320 (the “Standard Procedure”).  With respect to each Murphy USA Employee, Murphy Oil shall, in accordance with Revenue Procedure 2004-53, assume all responsibility for preparing and filing Form W-2, Wage and Tax Statements; Form W-3, Transmittal of Income and Tax Statements; Form 941, Employer’s Quarterly Federal Tax Returns; Form W-4, Employee's Withholding Allowance Certificates; and Form W-5, Earned Income Credit Advance Payment Certificates (collectively, the “Employee Withholding Documents”) with regard to wages paid during the period through the Close of the Distribution Date.  Murphy USA shall assume all responsibility for preparing and filing the Employee Withholding Documents with regard to wages paid to each Murphy USA Employee after the Close of the Distribution Date.  Murphy USA and Murphy Oil shall cooperate in good faith to the extent necessary to permit each of them to comply with the Standard Procedure.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MURPHY OIL CORPORATION
By:	/s/ Walter K. Compton
	Name:	Walter K. Compton
	Title:	Senior Vice President and General Counsel

MURPHY USA INC.
By:	/s/ John A. Moore
	Name:	John A. Moore
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Employee Matters Agreement]

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SCHEDULE 1.01(a)

Name

Brandon Lawrence

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SCHEDULE 1.01(b)

[None.]

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SCHEDULE 2.02

[None.]

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SCHEDULE 5.01(a)

Murphy Oil Health and Welfare Plans:

•	Murphy Oil Basic Life and Accidental Death and Dismemberment Plan
•	(excluding retired life classes);
•	Murphy Oil Supplemental Life Plan;
•	Murphy Oil Occupational Life Plan;
•	Murphy Oil Business Travel Policy;
•	Murphy Oil Long Term Disability Plan;
•	Murphy Oil HCSAP;
•	Murphy Oil DCSAP;
•	Murphy Oil Medical Plan;
•	Murphy Oil Dental Plan;
•	Murphy Oil Vision Plan;
•	Murphy Oil Vacation Policy for Corporate Employees;
•	Murphy Oil Service Awards Program;
•	Murphy Oil Employee Assistance Policy;
•	Murphy Oil Education Assistance Policy; and
•	Murphy Oil Occupational and Non-Occupational Illness Policy.

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